UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2023

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amended and Restated 2023 Equity Incentive Plan

On June 15, 2023, the stockholders of Tempest Therapeutics, Inc., a Delaware corporation (the “Company”) approved the Amended and Restated 2023 Equity Incentive Plan (the “2023 EIP”), which is the successor to the Company’s Amended and Restated 2019 Equity Incentive Plan (the “2019 EIP”). The 2023 EIP had been adopted by the Company’s Board of Directors (the “Board”), subject to stockholder approval, and in addition to changing the plan’s name, includes the following material changes:

•

increase the number of shares available for issuance under the 2023 EIP by 1,150,000 shares of the Company’s common stock, which also constitutes a corresponding increase in the number of shares of the Company’s common stock available for issuance under the 2023 EIP pursuant to the exercise of “incentive stock options” as defined in Section 422 of the Code (“ISOs”);

•	extend the period of time during which shares of the Company’s common stock will be added to the 2023 EIP on an annual basis through 2033;

•	establish 10,000,000 shares as the maximum number of shares that may be subject to awards granted in the form of ISOs; and

•

extend the outside date that ISOs may be granted under the 2023 EIP to the tenth anniversary of the earlier of April 30, 2023, which is the date the 2023 EIP was adopted by the Board or the date the Company’s stockholders approve the 2023 EIP.

A summary description of the terms of the 2023 EIP is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 1, 2023 (the “2023 Proxy Statement”), under the heading “Proposal 2 - Approval of the Amended and Restated 2023 Equity Incentive Plan.” This summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2023 EIP, a copy of which is included as Appendix A to the 2023 Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 15, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 18, 2023, the record date for the Annual Meeting (the “Record Date”), 10,561,700 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A total of 8,902,253 shares of the Company’s common stock were present at the Annual Meeting in person or by proxy, which represents approximately 84.28% of the shares of the Company’s common stock outstanding as of the Record Date. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors.

The Company’s stockholders elected the persons listed below as a Class II directors, to serve until the Company’s 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The final voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas Dubensky	7,386,132	163,697	1,352,424
Christine Pellizzari	7,070,964	478,865	1,352,424

Proposal 2. Approval of the Amended and Restated 2023 Equity Incentive Plan.

The Company’s stockholders ratified the 2023 EIP, which amends, restates and will be a successor to, and replacement of, the 2019 EIP. The final voting results were as follows:

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
6,978,751	423,605	147,473	1,352,424

Proposal 3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The final voting results were as follows:

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
7,355,907	55,375	138,547	1,352,424

Proposal 4. Ratification of the Selection of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The final voting results were as follows:

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
8,852,927	45,456	3,870	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: June 16, 2023	By:	/s/ Stephen Brady
	Name:	Stephen Brady
	Title:	Chief Executive Officer